Exhibit 10.3

AMENDMENT NO. 2, dated as of February 9, 2007 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of January 31, 2005, as first amended and restated as of April 13, 2005, as further amended restated as of June 7, 2006, as amended to the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among ENERGYSOLUTIONS, LLC (f/k/a/ Envirocare of Utah, LLC), a Utah limited liability company (“EnergySolutions”), ENV HOLDINGS LLC, the other Loan Parties from time to time signatory thereto, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents and Lenders from time to time party thereto.

WHEREAS, EnergySolutions, LLC has requested that the Lenders amend the Credit Agreement to provide for the extension of additional commitments to make Synthetic Deposits of $75.0 million on the date hereof;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions

“Synthetic A Deposit Commitment” shall mean, with respect to any Person at any time, the amount set forth opposite such Person’s name on Schedule 1 hereto. On the Amendment Effective Date, the aggregate Synthetic A Deposit Commitments shall be $75.0 million.

2. Amendments

(a) Section 1.1: Defined Terms

Section 1.1 of the Credit Agreement is hereby amended by replacing the following definition in its entirety as set forth below:

“Synthetic Facility Available Amount” shall mean $100,000,000 less (i) the aggregate amount of all Synthetic Deposits returned to Lenders pursuant to Section 2.7 and (ii) the Dollar Equivalent of the amount of unreimbursed Disbursements in accordance with Section 2.16(c)(i).

(b) Section 11.5 Binding Effect and Assignment

Section 11.5(b) of the Credit Agreement is hereby amended by adding the following parenthetical after each instance of the term “Synthetic Deposits” in the last two sentences of such section: (other than Synthetic A Deposits) (as defined in this Amendment No. 2).

(c) Exhibit P — Form of Assignment and Acceptance

Exhibit P shall be amended to give effect to the change set forth in Section 2(b) of this Amendment and shall be in the form attached as Annex 1 hereto.

3. Synthetic A Deposits

On the Amendment Effective Date (as defined below), each Person with a Synthetic A Deposit Commitment shall deposit in the Synthetic Deposit Account (via the Administrative Agent) an amount in Dollars equal to such Person’s Synthetic A Deposit Commitment. Thereafter, such Synthetic Deposits, together with all Synthetic Deposits previously deposited in the Synthetic Deposit Account, shall be available, on the terms and subject to the conditions set forth in the Credit Agreement, for application pursuant to Section 2.16(d)(i), to reimburse such Lender’s Synthetic Deposit Percentage of Disbursements that are not reimbursed by EnergySolutions.

Upon the deposit of the Synthetic A Deposits into the Synthetic Account, each Synthetic Lender making a Synthetic A Deposit shall be deemed to have irrevocably purchased from the existing Synthetic Lenders, to the extent of its Synthetic Deposit Percentage (calculated after giving effect to the making of the Synthetic A Deposits), a participation interest in each outstanding Synthetic Letter of Credit, including any contingent liability or Synthetic Letter of Credit Participation Obligation.

For the purposes of calculating Participation Fees payable by EnergySolutions pursuant to Section 2.5(d), the Administrative Agent shall distinguish in the Register between the initial Synthetic Deposits made on the Synthetic Facility Availability Date and the Synthetic A Deposits made on the Amendment Effective Date. Except as specifically set forth herein, Synthetic A Deposits shall be Synthetic Deposits for all purposes under the Credit Agreement.

4. Representations and Warranties

EnergySolutions represents and warrants to the Lenders as of the date hereof that:

(a) The execution and delivery of this Amendment by EnergySolutions has been duly authorized.

(b) Neither the execution or delivery by EnergySolutions of this Amendment, nor compliance by it with the terms and provisions hereof will, (i) violate any Applicable Law respecting Holdco, EnergySolutions, Parent or their Subsidiaries or (ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation or by-laws, operating agreement or the partnership agreement, as the case may be, as such documents are amended, of Holdco, of EnergySolutions, of Parent or of any of their Subsidiaries, or under any material indenture, agreement, or other instrument, to which Holdco, EnergySolutions, Parent or any of their Subsidiaries is a party or by which any of them or their respective properties may be bound.

(c) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(e) On the date hereof immediately prior to the deposit of the Synthetic A Deposits as set forth in Section 2, there are no unreimbursed Disbursements and the aggregate principal amount of Synthetic Deposits in the Synthetic Deposit Account is equal to $25.0 million.

5. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received:

(i) from Lenders constituting the Majority Lenders and each of the other parties hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(ii) a duly executed Synthetic Request of EnergySolutions substantially in the form of Exhibit D or as reasonably acceptable to the Administrative Agent;

(iii) the loan certificate of EnergySolutions, in substantially the form of Exhibit L, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the Articles of Organization of EnergySolutions, certified to be true, complete and correct by the Utah Department of Commerce, and a true, complete and correct copy of the operating agreement of EnergySolutions, (B) certificates of good standing for EnergySolutions issued by the Secretary of State or similar state official for each state in which EnergySolutions is required to qualify or has qualified to do business, and (C) a true, complete and correct copy of the appropriate authorizing resolutions of EnergySolutions, authorizing EnergySolutions to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party;

(iv) the results of a recent lien search in each relevant jurisdiction (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) with respect to EnergySolutions and each Guarantor, and such search shall reveal no liens on any of the outstanding shares issued by EnergySolutions and no liens on any of the assets of EnergySolutions or any Guarantor reasonably requested, other than liens permitted by the Loan Documents;

(v) legal opinions of (i) Weil, Gotshal & Manges LLP, counsel to EnergySolutions, and (ii) Parr Waddoups Brown Gee & Loveless, Utah counsel to EnergySolutions; each as counsel to EnergySolutions and its Subsidiaries, addressed to each Lender, the Administrative Agent and the Collateral Agent, in form and substance reasonably satisfactory to the Arranger and its counsel, and dated as of the Amendment Effective Date;

(vi) all other documents and other instruments as were provided in connection with the closing of the Credit Agreement.

(b) All corporate and other proceedings, if any, taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

(c) The Administrative Agent and the Lead Arranger shall have received all reasonable costs, fees, expenses and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Lead Arranger) required to be reimbursed or paid by EnergySolutions, and for which invoices have been presented to EnergySolutions on or prior to the business day prior to the Amendment Effective Date.

(d) All other conditions precedent set forth in Section 3.2 of the Credit Agreement shall be satisfied.

6. Reference to the Effect on the Loan Documents.

(a) As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

7. Roles. Citigroup Global Markets Inc. shall act in the capacities as Lead Arranger (the “Lead Arranger”) and Syndication Agent with respect to this Amendment, but in such capacities shall not have any obligations, duties or responsibilities, nor shall incur any liabilities, under this Amendment or any other Loan Document.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Severability.

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

12. Affirmations.

(a) EnergySolutions (i) expressly acknowledges the terms of the Credit Agreement, as amended by this Amendment No. 2, (ii) ratifies and affirms its obligations under the Loan Documents (including but not limited to security documents and guarantees) executed by it and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

(b) EnergySolutions hereby reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) the Lien on the Collateral securing payment of the Obligations (including, without limitation, the Synthetic A Deposits) pursuant to the Security Documents.

(c) EnergySolutions represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment, is enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ENERGYSOLUTIONS, LLC, a Utah limited liability company

By:	/S/ JEAN I. EVEREST II
Jean I. Everest II
Executive Vice President, Chief Financial Officer and Assistant Treasurer

Taxpayer Identification Number: 14-1921823

Address of Principal Place of Business:
423 West 300 South
Salt Lake City, Utah 84101

STATE OF UTAH	)
)
COUNTY OF SALT LAKE	)

On the day of February 9 in the year 2007, before me, the undersigned personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the instrument, personally appeared and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/S/ SUZANNE A. ROSE
Notary

[Notarial Seal]

[signatures continue on the following pages]

CITICORP NORTH AMERICA, INC., as Administrative Agent, Collateral Agent and a Lender

By:	/S/ BLAKE GRONICH
Name: Blake Gronich
Title: Vice President

[signatures continue on the following page]

CITIBANK, N.A., as Revolving Issuing Bank and Synthetic Issuing Bank

By:	/S/ BLAKE GRONICH
Name: Blake Gronich
Title: Vice President

[signatures continue on the following page]

CITIGROUP GLOBAL MARKETS INC., as Lead Arranger

By:	/S/ JULIE PERSILY
Name: Julie Persily
Title: Managing Director

[signatures continue on the following page]

_______________________________, as a Lender

By:
Name:
Title:

[This Amendment was executed by authorized signatories of 258 Lender Institutions:]